Exhibit 99.1

ClearSign Announces Pricing of Public Offering of Common Stock

SEATTLE, February 5, 2015 – ClearSign Combustion Corporation (NASDAQ: CLIR), an emerging leader in combustion and emissions control technology for industrial, commercial and utility markets, announced today the pricing of an underwritten public offering of 2,600,000 shares of its common stock at a per share price of $5.85. The gross proceeds from the offering are expected to be approximately $15.2 million.

The Company has also granted the underwriter a 45-day option to purchase up to an additional 390,000 shares of the Company's common stock to cover over-allotments, if any. If the total over-allotment is exercised, we expect gross proceeds to be approximately $ 17.5 million.

Subject to customary conditions, ClearSign expects to close the sale of its common stock on or about February 10, 2015.

MDB Capital Group LLC is acting as the underwriter for the offering.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This offering is being made by means of a prospectus supplement and related prospectus. A prospectus supplement relating to the offering has been filed with the SEC and is available on its website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may be obtained from MDB Capital Group, LLC, 401 Wilshire Boulevard, Suite 1020, Santa Monica, CA 90401, (310) 526-5000.

About MDB Capital Group

MDB Capital Group finances development stage companies that possess meaningful technology that has the potential to impact large commercial markets and benefit humanity. MDB maximizes the value of these technology companies by helping position them to be the dominant leader in their technology domain and connecting them with a base of high-quality investors. For more information, please visit www.mdb.com

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness. Our patent-pending Duplex™ and Electrodynamic Combustion Control™ platform technologies improve control of flame shape and heat transfer and optimize the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsign.com

Cautionary note on forward-looking statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the completion, timing and size of the proposed public offering. Such forward looking statements involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering. Such statements involve known and unknown risks that relate to future events or future financial performance and the actual results could differ materially from those discussed in this communication. There can be no assurance that ClearSign will be able to complete the proposed public offering. Risks and uncertainties that may cause ClearSign’s actual results to differ materially from those discussed in this communication can be found in the “Risk Factors” section of ClearSign’s Form 10-K, Forms 10-Q and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and ClearSign assumes no responsibility to update or revise any forward-looking statements contained in this communication to reflect events, trends or circumstances after the date of this communication.

For further information:

Media:

Alberto Gestri

Antenna Group for ClearSign

+1 415-464-6319

clearsign@antennagroup.com

Investor Relations:

+1 206-673-4848

investors@clearsign.com